UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 1
to
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Catalyst Pharmaceutical Partners, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	76-0837053

(State of Incorporation or Organization)	(I.R.S. Employee Identification No.)

220 Miracle Mile, Suite 234
Coral Gables, Florida	33134

(Address of principal executive offices)	(Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c)., check the following box ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d)., check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-136039
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered

Common Stock, par value $0.001 per share	Nasdaq Stock Market, LLC
Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered
     A description of the Common Stock to be registered hereunder is contained in the section entitled “Description of Our Capital Stock” in the prospectus included in the Registrant’s Registration Statement on Form S-1, File No. 333-136039, initially filed with the Securities and Exchange Commission on July 25, 2006, as amended from time to time (the “Registration Statement”). Such description and any amendments or reports filed for the purpose of updating such description is incorporated herein by reference.
Item 2. Exhibits

Exhibit Number	Description of Document

3.1*	Certificate of Incorporation
3.2*	Amendment to Certificate of Incorporation
3.3*	By-laws
4.1*	Specimen stock certificate for common stock

*	Filed as a like-numbered exhibit to the Registration Statement, which is incorporated herein by reference.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 1 to Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.

CATALYST PHARMACEUTICAL PARTNERS, INC.
	By:	/s/ Patrick J. McEnany
Patrick J. McEnany
Dated: October 18, 2006		Chief Executive Officer

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